Exhibit 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

March 14, 2011 Rand Logistics, Inc. 500 Fifth Avenue 50th floor New York, New York 10110

Re:	Rand Logistics, Inc. Registration on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Rand Logistics, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the "Commission") covering the registration of (i) an indeterminate number of shares (the “Company Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), having a maximum aggregate offering price of $25,000,000 (the “Maximum Offering Amount”) that may be offered and sold from time to time by the Company; and (ii) an aggregate of 2,279,255 shares of Common Stock (the “Selling Stockholder Shares”) that may be offered and sold from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have relied as to matters of fact, without investigation, upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company and on the accuracy of the representations of the Selling Stockholders. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Second Amended and Restated By-Laws of the Company, as presently in effect; (v) the Company’s 2007 Long-Term Incentive Plan; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Company Shares and the Selling Stockholder Shares and related matters.

Rand Logistics, Inc.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and that at the time of each issuance of Company Shares, the Company will have sufficient authorized but unissued and otherwise unreserved shares of Common Stock under its Amended and Restated Certificate of Incorporation to permit such issuance and sale of Company Shares. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that

1.  When (i) the Company has taken all necessary action to authorize and approve the issuance of the Company Shares, the terms of the offering thereof and related matters; and (ii) such Company Shares have been issued and delivered against payment therefor in accordance with the terms of an applicable definitive purchase, underwriting or similar agreement, then such Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.  The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting such laws and provisions. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KATTEN MUCHIN ROSENMAN LLP

KATTEN MUCHIN ROSENMAN LLP